EXHIBIT 23.1


                         Independent Auditors' Consent

The Board of Directors
Total System Services, Inc.

We consent to the incorporation by reference in the Registration Statements (No. 2-92497 and No. 33-1736) on Form S-8 and (No. 33-52258) on Form S-3 of Total System Services, Inc. of our reports dated January 22, 1997, relating to the consolidated balance sheets of Total System Services, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which reports appear in the 1996 Annual Report on Form 10-K of Total System Services, Inc. and 1996 Annual Report to Shareholders and is incorporated by reference in the 1996 Annual Report on Form 10-K of Total System Services, Inc.
                                             /s/KPMG Peat Marwick LLP
                                             KPMG PEAT MARWICK LLP


Atlanta, Georgia
March 17, 1997